EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                          Investor Contact:            Press Contact:
                          Patrick Barry                Janel Alania
                          CFO, Bluefly, Inc.           212-944-8000 ext. 509
                          212- 944-8000 ext. 239       janel.alania@bluefly.com
                          pat@bluefly.com

                    BLUEFLY.COM REPORTS QUARTERLY NET PROFIT
                Record Fourth Quarter and Full Year 2003 Results

New York, NY - February 19, 2004 -- Bluefly, Inc. (NASDAQ SmallCap: BFLY), a leading Internet retailer of designer brands at discount prices
(www.bluefly.com), announced today that it had achieved its first ever quarterly net profit. For the fourth quarter of 2003, Bluefly had net income of $111,000 as compared to a net loss of $1,660,000 in the fourth quarter of 2002.

The significant swing from a quarterly net loss to profitability was primarily the result of: (i) a 42% increase in net sales to $13,993,000 in the fourth quarter of 2003 from $9,856,000 in the fourth quarter of 2002; (ii) a 760 basis point increase in gross margin to a record high 38.6% in the fourth quarter of 2003 from 31.0% in the fourth quarter of 2002; and (iii) more efficient marketing which allowed the company to increase the number of new customers acquired by 38% while reducing advertising expenses by 23%.

Other financial results for the fourth quarter of 2003 were as follows (all comparisons are to the fourth quarter of 2002):

        .       Gross profit increased nearly 77% to $5,405,000 from $3,055,000;
        .       Selling, marketing and fulfillment expenses as a percentage of net sales decreased to 27.3% from 35.5 %;
        .       General and administrative expenses as a percentage of net sales decreased to 9.5% from 11.6%;
        .       Net loss per share (which includes preferred stock dividends)
                decreased 68% to $0.07 per share (based on 11,613,721 weighted average shares outstanding), from $0.22 per share (based on 10,391,904 weighted average shares outstanding);
        .       The cost to acquire a new customer decreased by 44% to $10.53 from $18.79;
        .       The number of new customers acquired increased by 38% to 45,114 from 32,740;
        .       Gross average order size increased 5.75% to $189.26 from
                $178.97; and
        .       Net sales attributable to the company's Manhattan holiday
                clearance store, which opened in late November, were approximately $465,000.

For the year, Bluefly announced that its net sales increased 24% to $37,928,000 in 2003 from $30,606,000 in 2002 and that its net loss decreased by 1.7% to $6,369,000 in 2003 from $6,479,000 in 2002.

Other financial results for the year 2003 were as follows (all comparisons are to the year 2002):

        . Gross profit increased nearly 13% to $11,325,000 from $10,035,000;
        . Selling, marketing and fulfillment expenses as a percentage of net sales decreased to 32.2% from 37.7 %;
        . General and administrative expenses as a percentage of net sales improved to 13.5% from 15.3%;
        . Net loss per share (which includes preferred stock dividends) decreased 64% to $0.88 per share (based on 11,171,018 weighted average shares outstanding), from $2.44 per share (based on 9,927,027 weighted average shares outstanding);
        . The cost to acquire a new customer decreased 40% to $10.22 from $17.04;
        . The number of new customers acquired increased by 23% to 124,248 from 101,063; and
        . Gross average order size increased 4.66% to $174.99 from $167.20;

"This was an excellent quarter for the company, most significantly because we were profitable," said Ken Seiff, Chief Executive Officer of Bluefly, Inc. "Achieving our first ever quarterly profit was the result of tremendous effort from our team and an important milestone for the business. The broader results of the quarter surpassed our own expectations. The 42% growth in net sales coupled with record high gross margin of 38.6% reflect the value we bring to our customers. In addition, operating margins at our Manhattan holiday clearance store, which we opened on a short-term basis to test the use of a brick and mortar strategy to liquidate aged and damaged inventory, were very strong," Mr. Seiff added.

Melissa Payner, President of Bluefly, Inc., said, "The fact that we acquired more new customers in the fourth quarter than in any prior quarter, while having reduced our advertising expenses, suggests to me that Bluefly may have reached an inflection point in its development. We begin 2004 with what I believe is a vastly improved merchandise mix and stronger supply relationships than ever before. In addition, our balance sheet, which ended the year with $7.7 million in cash was fortified in January by $5 million of new investment. We look forward to achieving even greater success in 2004."

ABOUT BLUEFLY, INC.

Bluefly, Inc. (NASDAQ SmallCap: BFLY) operates the world's first full service outlet store for designer fashion, offering products from more than 350 designers at discounts of up to 75% off. With 24/7 access, a 90-day money back guarantee, and technology that displays real-time inventory, Bluefly makes off-price shopping easy and convenient. Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District. For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute "forward-looking" statements, usually containing the words "believe", "project", "expect", or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by the company with the Securities and Exchange Commission, including Forms 8-A, 8-K, 10-Q, and 10-K. These risks and uncertainties include, but are not limited to, the following: potential adverse effects on gross margin and gross profit resulting from mark downs and allowances for returns and credit card chargebacks; the risk that favorable trends in sales, gross margin and customer acquisition costs will not continue; risks that the Company will be unable to reduce the levels of losses; recent losses and anticipated future losses; the competitive nature of the business and the potential for competitors with greater resources to enter such business; adverse trends in the retail apparel market; risks and uncertainties associated with the Company's continuous efforts to upgrade the performance of its Web site; the Company's limited working capital, need for additional capital and potential inability to raise such capital; the successful hiring and retaining of personnel; risks of litigation for sale of unauthentic or damaged goods and litigation risks related to sales in foreign countries; the dependence on third parties and certain relationships for certain services, including the Company's dependence on U.P.S. (and the risks of a mail slowdown due to terrorist activity) and the Company's dependence on its third-party web hosting and fulfillment centers; risks related to consumer acceptance of the Internet as a medium for purchasing designer apparel and accessories; the dependence on continued growth of online commerce; rapid technological change; online commerce security risks; the startup nature of the Internet business; governmental regulation and legal uncertainties; management of potential growth; and unexpected changes in fashion trends.

                                     -more-

                                  BLUEFLY, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

                                                                 THREE MONTHS ENDED
                                                                    DECEMBER 31,
                                                ----------------------------------------------------
                                                     2003               2002               2001
                                                --------------     --------------     --------------
Net sales                                       $   13,993,000     $    9,856,000     $    7,906,000
Cost of sales                                        8,588,000          6,801,000          5,376,000
                                                --------------     --------------     --------------

   Gross profit                                      5,405,000          3,055,000          2,530,000
   Gross margin                                           38.6%              31.0%              32.0%

Selling, marketing and fulfillment
 expenses                                            3,815,000          3,500,000          2,958,000
General and administrative expenses                  1,325,000          1,140,000            920,000
                                                --------------     --------------     --------------

Operating income (loss)                                265,000         (1,585,000)        (1,348,000)

Interest (expense) and other income                   (154,000)           (75,000)           (31,000)

Net income (loss)                               $      111,000     $   (1,660,000)    $   (1,379,000)
                                                ==============     ==============     ==============

Deemed dividend related to beneficial
 conversion feature on Series B and C
 Preferred Stock                                            --                 --                 --

Preferred Stock Dividends                             (871,000)          (643,000)          (622,000)
                                                ==============     ==============     ==============

Basic and diluted net loss per share
 (which includes preferred stock
 dividends)
    Net loss per share                          $        (0 07)    $        (0 22)    $        (0 22)
                                                ==============     ==============     ==============

Weighted average shares outstanding                 11,613,721         10,391,904          9,205,331
                                                ==============     ==============     ==============

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                ----------------------------------------------------
                                                     2003               2002               2001
                                                --------------     --------------     --------------
Net sales                                       $   37,928,000     $   30,606,000     $   22,950,000
Cost of sales                                       26,603,000         20,571,000         15,954,000
                                                --------------     --------------     --------------

   Gross profit                                     11,325,000         10,035,000          6,996,000
   Gross margin                                           29.9%              32.8%              30.5%

Selling, marketing and fulfillment
 expenses                                           12,197,000         11,547,000         13,765,000
General and administrative expenses                  5,103,000          4,686,000          5,098,000
                                                --------------     --------------     --------------

Operating income (loss)                             (5,975,000)        (6,198,000)       (11,867,000)

Interest (expense) and other income                   (394,000)          (281,000)       (13,139,000)

Net income (loss)                               $   (6,369,000)    $   (6,479,000)    $  (25,006,000)
                                                ==============     ==============     ==============

Deemed dividend related to beneficial
 conversion feature on Series B and C
 Preferred Stock                                      (225,000)       (15,295,000)                --

Preferred Stock Dividends                           (3,225,000)        (2,489,000)        (2,926,000)
                                                ==============     ==============     ==============

Basic and diluted net loss per share
 (which includes preferred stock
 dividends)
    Net loss per share                          $        (0 88)    $        (2 44)    $        (3 41)
                                                ==============     ==============     ==============

Weighted average shares outstanding                 11,171,018          9,927,027          8,185,065
                                                ==============     ==============     ==============

                                     -more-

SELECTED BALANCE SHEET DATA & KEY METRICS                            (Unaudited)

                                                                     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                                         2003             2002             2001
                                                                    --------------   --------------   --------------
Cash                                                                $    7,721,000   $    1,749,000   $    5,419,000
Inventories, net                                                        11,340,000       10,868,000        6,388,000
Other Current Assets                                                     1,863,000        1,159,000        1,671,000
Property & Equipment, net                                                1,659,000        2,604,000        1,155,000
Current Liabilities                                                      8,459,000        7,072,000        6,242,000
Short Term Convertible Notes Payable to Shareholders, net                       --        2,000,000               --
Long Term Notes Payable to Shareholders                                  4,000,000          182,000          182,000
Shareholders' Equity                                                    10,279,000        7,084,000        8,402,000

                                                            THREE MONTHS      THREE MONTHS
                                                               ENDED             ENDED           YEAR ENDED        YEAR ENDED
                                                            DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                                2003              2002              2003              2002
                                                           --------------    --------------    --------------    --------------
Gross Average Order Size (including shipping & handling)   $       189.26    $       178.97    $       174.99    $       167.20
Gross Average Order Per New Customer (including
 shipping & handling)                                      $       167.16    $       157.91    $       158.38    $       149.74
Gross Average Order per Repeat Customer (including
 shipping & handling)*                                     $       204.93    $       193.35    $       184.95    $       177.31
Customers Added During Period                                      45,114            32,740           124,248           101,063
Revenue from Repeat Customers as % of Total Revenue                    63%               64%               66%               67%
Customer Acquisition Cost **                               $        10.53    $        18.79    $        10.22    $        17.04

* Repeat customer is defined as a person who has bought more than once from Bluefly during their lifetime.

**   Customer Acquisition Cost is calculated by dividing total advertising expenditures (excluding staff related costs) by total new customers added. New customer number is based on unique email addresses.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS                      (Unaudited)

                                                                     THREE MONTHS      THREE MONTHS
                                                                        ENDED             ENDED
                                                                     DECEMBER 31,      DECEMBER 31,
                                                                         2003              2002
                                                                    --------------    --------------
Cash flows from operating activities:
  Net income (loss) from operations                                 $      111,000    $   (1,660,000)
  Adjustments to reconcile income (loss)
   to net cash provided by (used in) operating activities:
    Depreciation and amortization                                          353,000           381,000
    Provisions for inventory reserves                                      (75,000)          110,000
    Issuance of warrants for services rendered                                  --            17,000
    Provisions for returns                                                 814,000           634,000
    Bad debt expense                                                        26,000            64,000
    Changes in operating assets and liabilities:
      (Increase) decrease in:
        Inventories                                                      1,199,000           (65,000)
        Accounts receivable                                                188,000          (373,000)
        Other current assets                                               (17,000)           96,000
        Prepaid expenses                                                   (56,000)          667,000
        Other assets                                                            --            40,000
      (Decrease) increase in:
        Accounts payable                                                (2,503,000)       (1,862,000)
        Accrued expenses                                                   435,000           269,000
        Deferred revenue                                                  (160,000)          276,000
        Long term interest payable on notes to shareholders                110,000
                                                                    --------------    --------------

        Net cash provided by (used in) operating activities                425,000        (1,406,000)

Cash flows from investing activities:
  Purchase of property and equipment                                       (89,000)         (146,000)
                                                                    --------------    --------------

        Net cash (used in) investing activities                            (89,000)         (146,000)
                                                                    --------------    --------------

Cash flows from financing activities:
  Net proceeds from exercise of  stock options                           2,889,000                --
  Proceeds from issuance of notes payable to shareholders                2,000,000                --
  Payment of capital lease obligation                                      (71,000)          (71,000)
                                                                    --------------    --------------
        Net cash provided by (used in) financing activities              4,818,000           (71,000)
                                                                    --------------    --------------
Net increase in cash and cash equivalents                                5,154,000        (1,623,000)

Cash and cash equivalents - beginning of period                          2,567,000         3,372,000
                                                                    --------------    --------------

        Cash and cash equivalents - end of period                   $    7,721,000    $    1,749,000
                                                                    ==============    ==============